UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2012

Hudson Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

New York	1-13412	13-3641539
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

PO Box 1541, One Blue Hill Plaza	10965
Pearl River, New York	(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (845) 735-6000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Entry into Revolving Credit, Term Loan and Security Agreement

On June 22, 2012, Hudson Technologies Company (“HTC”), a subsidiary of Hudson Technologies, Inc. (the “Company” or the “Registrant”), as borrower, became obligated under a Revolving Credit, Term Loan and Security Agreement (the “PNC Facility”) with PNC Bank, National Association, as agent (“Agent” or “PNC”), and such other lenders as may thereafter become a party to the PNC Facility.

Under the terms of the PNC Facility, HTC may borrow up to $27,000,000 consisting of a term loan in the principal amount of $4,000,000 and revolving loans in a maximum amount up to the lesser of $23,000,000 and a borrowing base that is calculated based on the outstanding amount of HTC’s eligible receivables and eligible inventory, as described in the PNC Facility.

Amounts borrowed under the PNC Facility may be used by HTC for working capital needs and to reimburse drawings under letters of credit. On the closing date of the PNC Facility, HTC borrowed an amount equal to $9,548,193.32 which was used by HTC to repay existing indebtedness owed to Keltic Financial Partners, LP under the Keltic Credit Facility (as defined below in Item 1.02 of this Current Report on Form 8-K) and to pay fees and expenses relating to the PNC Facility. At June 25, 2012, total borrowing under the PNC Facility were $9,548,193.32.

Interest on loans under the PNC Facility is payable in arrears on the first day of each month with respect to loans bearing interest at the domestic rate (as set forth in the PNC Facility) and at the end of each interest period with respect to loans bearing interest at the Eurodollar rate (as set forth in the PNC Facility) or, for Eurodollar rate loans with an interest period in excess of three months, at the earlier of (a) each three months from the commencement of such Eurodollar rate loan or (b) the end of the interest period. Interest charges with respect to loans are computed on the actual principal amount of loans outstanding during the month at a rate per annum equal to (A) with respect to domestic rate loans, the sum of (i) a rate per annum equal to the higher of (1) the base commercial lending rate of PNC, (2) the federal funds open rate plus .5% and (3) the daily LIBOR plus 1%, plus (ii) .5% and (B) with respect to Eurodollar rate loans, the sum of the Eurodollar rate plus 2.25%.

HTC granted to the Agent, for the benefit of the lenders, a security interest in HTC’s receivables, general intangibles, inventory and certain other assets.

The PNC Facility contains certain financial and non-financial covenants relating to HTC, including limitations on HTC’s ability to pay dividends on common stock or preferred stock, and also includes certain events of default, including payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults to other obligations, events of bankruptcy and insolvency, certain ERISA events, judgments in excess of specified amounts, impairments to guarantees and a change of control.

The commitments under the PNC Facility will expire and the full outstanding principal amount of the loans, together with accrued and unpaid interest, are due and payable in full on June 22, 2015, unless the commitments are terminated and the outstanding principal amount of the loans are accelerated sooner following an event of default.

Entry into Guaranty and Suretyship Agreements

In connection with the closing of the PNC Facility, each of the Company and its subsidiary, Hudson Holdings, Inc. (“HH”), entered into a Guaranty and Suretyship Agreement, each dated as of June 22, 2012 (collectively, the “Guarantees”), pursuant to which the Company and HH each unconditionally guaranteed the payment and performance of all obligations owing by HTC to PNC, as Agent for the benefit of the lenders, the lenders or to any other direct or indirect subsidiary of the parent of any lender.

Entry into Patents, Trademarks and Copyrights Security Agreements

In connection with the closing of the PNC Facility, each of the Company and HTC also entered into a Patents, Trademarks and Copyrights Security Agreement, each dated as of June 22, 2012 (collectively, the “Security Agreements”), pursuant to which the Company and HTC granted to the Agent, for the benefit of the lenders, security interests in their respective intellectual property assets.

The descriptions of the PNC Facility, the Guarantees and the Security Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the PNC Facility, the Guarantees and the Security Agreements, which are filed as exhibits to this Report. The agreements have been included to provide investors and security holders with information regarding their respective terms. The descriptions are not intended to provide any other factual information about the Registrant or the other parties thereto. The agreements contain representations and warranties the parties thereto made to, and solely for the benefit of, the other parties thereto. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of such agreements. In addition, the agreements are modified by the underlying disclosure schedules. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the agreements, which subsequent information may or may not be fully reflected in the Registrant's public disclosures.

Item 1.02 Termination of a Material Definitive Agreement.

Termination of the Keltic Credit Facility

On June 25, 2012, HTC applied a portion of the proceeds of the loans made under the PNC Facility to repay in full all amounts outstanding under the Amended and Restated Loan Agreement, dated June 26, 2007 (as amended to the date of the such repayment, the “Keltic Credit Facility”) between HTC and Keltic Financial Partners, L.P. (“Keltic”). There were no prepayment penalties associated with repayment made to Keltic under or the termination prior to the end of the term of the Keltic Credit Facility.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Revolving Credit, Term Loan and Security Agreement, dated June 22, 2012, between Hudson Technologies Company as borrower and PNC Bank, National Association as lender and agent.

10.2	$23,000,000 Revolving Credit Note, dated June 22, 2012, by Hudson Technologies Company as borrower in favor of PNC.

10.3	$4,000,000 Term Note, dated June 22, 2012, by Hudson Technologies Company as borrower in favor of PNC.

10.4	Guaranty & Suretyship Agreement, dated June 22, 2012, made by Hudson Holdings, Inc. as guarantor on behalf of Hudson Technologies Company.

10.5	Guaranty & Suretyship Agreement, dated June 22, 2012, made by the Registrant as guarantor on behalf of Hudson Technologies Company.

10.6	Patents, Trademarks and Copyrights Security Agreement, dated June 22, 2012, between the Registrant and PNC.

10.7	Patents, Trademarks and Copyrights Security Agreement, dated June 22, 2012, between Hudson Technologies Company and PNC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON TECHNOLOGIES, INC.

Date: June 28, 2012	By:	/s/ Brian F. Coleman
Brian F. Coleman
President and Chief Operating Officer